Exhibit 5.1

Jason L. Kent

(858) 550-6044

jkent@cooley.com

September 29, 2010

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by ENTROPIC COMMUNICATIONS, INC., a Delaware corporation (the “Company”), of up to 12,362,500 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 1,612,500 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (Registration No. 333-168351) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3 (No. 333-169663) filed with the Commission pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement,” and collectively with the Initial Registration Statement, the “Registration Statements”), the prospectus dated August 5, 2010 (the “Base Prospectus”) and the prospectus supplement dated September 29, 2010, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statements and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectus, the Company’s Restated Certificate of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale and issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM

Entropic Communications, Inc.

September 29, 2010

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours,

Cooley LLP

By:	/s/ Jason L. Kent
Jason L. Kent

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM